AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999
                                                           REGISTRATION NO. ____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
================================================================================
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                               NETRIX CORPORATION
                 (Name of Small Business Issuer in its Charter)

           DELAWARE                                     54-1345159
 (State or other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                   Identification Number)
                             ____________________
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                 (703) 742-6000
          (Address and Telephone Number of Principal Executive Offices)
                              ____________________
                                 LYNN C. CHAPMAN
                                    PRESIDENT
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                 (703) 742-6000
            (Name, Address and Telephone Number of Agent for Service)
                              ____________________
                                 with a copy to:
                             JAY R. SCHIFFERLI, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE PUBLIC:  As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     |_|
  If any of the securities  being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
  If this  form is filed  to  register  additional  securities  for an  offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     |_| ______________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------- ------------- ------------------ ---------------- ------------------
                                                                                          PROPOSED
                                                                                           MAXIMUM
                                                        AMOUNT TO    PROPOSED MAXIMUM     AGGREGATE
              TITLE OF EACH CLASS OF SECURITIES            BE        OFFERING PRICE        OFFERING        AMOUNT OF
                      TO BE REGISTERED                 REGISTERED      PER UNIT(1)         PRICE(2)    REGISTRATION FEE
--------------------------------------------------- ------------- ------------------ ---------------- ------------------
Common   Stock,   par  value   $.05  per   share,
underlying Common Stock Purchase Warrants                242,000      $2.59            $626,780          $  174.24
--------------------------------------------------- ------------- ------------------ ---------------- ------------------
Common   Stock,   par  value   $.05  per   share,
underlying Series A 8% Convertible Debentures          1,490,935      $2.59            $3,861,521.60     $1,073.50
--------------------------------------------------- ------------- ------------------ ---------------- ------------------
Total                                                  1,732,935                                         $1,247.74
--------------------------------------------------- ------------- ------------------ ---------------- ------------------

(1) Based on the average of the high and the low prices of the common stock on the Nasdaq Stock Market on June 11, 1999.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1999


PRELIMINARY PROSPECTUS


                               NETRIX CORPORATION




         This prospectus relates to 1,732,935 shares of common stock of Netrix Corporation that may be offered for sale by certain of our securityholders. The shares of common stock covered by this prospectus include 1,490,935 shares issuable upon conversion of our Series A 8% Convertible Preferred Stock and 242,000 shares issuable upon exercise of Warrants we have issued.

         The selling securityholders may sell these shares from time to time on the Nasdaq Stock Market at the then prevailing market prices. The securityholders reserve the right, however, to offer and sell the common stock on any other national securities exchange on which the common stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. All offers and sales made on the Nasdaq Stock Market or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers.

         Our common stock is currently traded on the Nasdaq National Market under the trading symbol "NTRX." On June 17, 1999, the last sale price of the common stock on that market was $3.375 per share.

                                  ------------

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                                  ------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
                                  ------------



                  THE DATE OF THIS PROSPECTUS IS JUNE __, 1999.

         YOU SHOULD RELY ONLY UPON THE INFORMATION IN THIS PROSPECTUS. WE HAVE NOT, AND THE SELLING SECURITYHOLDERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING SECURITYHOLDERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934. As required by the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at regional offices of the SEC at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, we are required to file electronic versions of these documents through the SEC's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The common stock is quoted on the Nasdaq National Market. Information regarding the trading of our common stock on the Nasdaq National Market can be obtained from the Nasdaq National Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878 ((202) 496-2500).

         We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered by this Prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to us and the offer and sale of the securities, reference is made to the Registration Statement. Statements contained in this prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of those documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. The Registration Statement may be inspected without charge at the public reference facilities of the SEC at the addresses contained in the preceding paragraph and copies of all or any part thereof may be obtained from the SEC at prescribed rates.

         Pursuant to the rules of the SEC, we are able to "incorporate by reference" into this document the information that we have on file with the SEC. This means that we may disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. In addition, any later information we file with the SEC and incorporated by reference will update and supersede the information referred to or contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13a, 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

o    Our Annual Report on Form 10-K for the year ending December 31, 1998; and

o    Our Quarterly Report on Form 10-Q for the quarter ending March 31, 1999.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Certain information set forth in this statement includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we may publish "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or make oral statements that constitute forward-looking statements. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospectus, projected ventures, new products, anticipated market performance and similar matters. The words "budgeted," "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward looking statements. Because these statements reflect the reality of risk and uncertainty that is inherent in our business, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which are made as of the date hereof.

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we caution you that a variety of factors could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to those set forth under the caption "Risk Factors" on page 4 and in our filings with the SEC.

         We undertake no obligation to release publicly any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                               NETRIX CORPORATION

         We are a worldwide provider of voice and data networking products. We develop, manufacture, market and support networking equipment for voice, data and image networks. Our products are designed to transport voice over data networks to enable its customers to realize significant cost savings.

         We were incorporated in Virginia in October 1985, and we reincorporated in Delaware in march 1987. Our principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20717; and our telephone number is
(703) 742-6000.

                                  RISK FACTORS


         This offering involves a high degree of risk. Before you invest in the securities offered hereby, you should consider carefully the following factors, in addition to the other information contained in this prospectus. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

WE HAVE A HISTORY OF LOSSES AND MAY EXPERIENCE FUTURE LOSSES

         We have incurred net losses of approximately $6.3 million and $8.6 million for the years ended December 31, 1998 and 1997, respectively. We anticipate that we will continue to incur significant sales and marketing, product development and general and administrative expenses and, as a result, we will need to generate higher revenues to achieve and sustain profitability on an annual basis. Although revenues from our new line of Network Exchange products have grown in recent quarters, we cannot be certain that we will continue to achieve revenue growth or realize sufficient revenues to achieve profitability.

WE NEED TO INCREASE OUR REVENUES TO GENERATE ADEQUATE CASH FOR OPERATIONS AND CAPITAL NEEDS

         Our success is dependent on our ability to generate adequate cash for operations and capital needs. Our ability to generate adequate cash for these purposes is in part dependent on our success in increasing sales of our products. We have developed a plan to increase our revenues through our Network Exchange product line; however, due to market conditions and other factors beyond our control, sales of Network Exchange products have not been sufficient to replace the decline in our mature product sales. There can be no assurance we will be able to adequately increase our product sales to achieve sustained periods of profitability.

WE MAY NEED TO SEEK ADDITIONAL CAPITAL TO FULFILL OUR BUSINESS PLAN

         Our ability to implement our business plan is materially dependent upon our ability to conserve our capital. Our capital requirements depend on several factors, including the rate of expanded sales of our products, the ability to expand our customer base, the growth of sales and marketing and several other factors. If our capital requirements vary materially from what we anticipate, we may require additional financing sooner than anticipated. There can be no assurance that we will be able to obtain additional financing on terms favorable to us, if at all. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to the common stock. If adequate funds are not available to us or available to us on satisfactory terms, we may be required to reduce substantially, or eliminate, certain areas of our product development activities, limit our operations significantly, or otherwise modify our business strategy. Our failure to obtain acceptable financing would have a material adverse effect on our results of operations.

WE ARE DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS

         A limited number of relatively large customers has accounted for and is likely to continue to account for a substantial portion of our revenues in any particular fiscal period. As a result, unless and until we diversify and expand our customer base, our success will be tied to the timing and size of future purchase orders from our largest customers. This is beyond our control and can be affected by the financial and operational success of these customers, and, in particular, their success using our products. In any period, the unexpected loss or decline in revenues from a major customer, or the failure to generate significant revenues from other customers, could have an adverse effect on our business and operating results. Although most future expenses will be relatively variable, we will have significant fixed costs that cannot be adjusted in the short term. Accordingly, if revenue levels are below expectations, our operating results could be adversely effected. In addition, our products are often a significant capital expenditure for our customers and, for that reason, our operating results may vary significantly depending upon general economic conditions and customer's budgetary cycles.

OUR INDUSTRY IS CHARACTERIZED BY RAPID CHANGES IN TECHNOLOGY AND SERVICES.

         The market for our products is characterized by rapidly changing technology, frequent new product introductions, evolving industry standards and changes in telecommunications services offered by public carriers. We believe our future success will depend, in part, on our ability to anticipate or adapt to these events and to develop and introduce, on a timely basis, new and enhanced products and services responsive to the needs of our customers. If we are unable, for technological, financial or other reasons to develop, introduce and successfully market products in a timely manner in response to changes in the industry, our business, financial condition and results of operations could be materially and adversely affected. As standards and technologies evolve, we will be required to modify our products or develop and support new versions of our products. This may require us to make substantial expenditures on research and development in order to develop new products or to maintain competitiveness of our existing products. Announcements of planned or new product offerings by us or our competitors may cause our customers to defer or cancel the purchase of existing products. Also, the introduction of products embodying technologies and the emergence of new industry standards or telecommunications services could make it more difficult for us to market our existing products or may cause our existing products to become obsolete. In the past we have experienced delays in releasing certain of our products, and there can be no assurance that we will not encounter technical or other difficulties that could delay the introduction or release of new products in the future.

WE RELY TO A LARGE EXTENT ON INDEPENDENT DISTRIBUTION CHANNELS, AND THE LOSS OF ANY OF OUR DISTRIBUTION CHANNELS COULD ADVERSELY EFFECT US

         We rely on reseller channels, including distributors and systems integrators, for a significant portion of our revenues. None of these resellers are under our control, and there is no assurance that sales by resellers will continue at present levels and not decline. The loss of one or more significant resellers could adversely affect our business. In addition, we rely on resellers to provide certain limited service and support to our products , and any deficiencies in this service and support could have an adverse effect on us.

SOME COMPONENTS OF OUR PRODUCTS ARE AVAILABLE TO US ONLY FROM A LIMITED NUMBER OF SUPPLIERS

         Certain components used in our products are currently available from only one source and other of the components are available from only a limited number of suppliers. Although we have generally been able to obtain adequate supplies of components to date, our inability to develop alternative sources if and as required in the future, or to obtain sufficient sole source or limited source components as required, could result in delays or reductions in product shipments. Certain products that are or may in the future be marketed with or incorporated into our products are supplied by or under development by third parties These third parties may be the sole suppliers of such products. We also currently rely on a single contract manufacturer to assemble and test most of our products. While the Company believes there are a number of suitable manufacturers, there can be no assurance that current or alternative sources will be able to supply all of our demands on a timely basis. Also, an unanticipated interruption in supply could have a short term effect on our business. It will not be economically practical for the Company to develop its own manufacturing capacity in the foreseeable future.

WE ARE ENGAGED IN A HIGHLY COMPETITIVE BUSINESS

         The market for networking systems is extremely competitive. In most of the markets in which we compete our competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than we do. Competition could become even more intense if new companies enter the market or if our existing competitors expand their product lines. We compete on the basis of product features and capabilities, performance and price. An increase in competition could have an adverse effect on our operating results, both in terms of lost market share and revenues and required investments in research and development and sales and marketing in order to remain competitive. There can be no assurance that we will be able to make technological advances or that we will have sufficient resources to fund the necessary research and development, marketing and sales efforts that will enable us to profitably compete in our markets.

WE ARE SUBJECT TO POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

         Our future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of our control. Some of these factors include, but are not limited to, the timing of new product announcements or introductions by us and our competitors, competitive pricing pressures and economic conditions in the United States and international markets As a result of these and other factors, our quarterly and annual revenues, expenses and results of operations could vary significantly in the future.

WE HAVE INTERNATIONAL SALES AND INTERNATIONAL OPERATIONS WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY

         We sell a significant amount of our products and conduct significant operations outside of the United States. A number of risks are inherent in international transactions. Substantially all of our international sales have been made through third-party distributors, and in many cases we rely on a single distributor for a particular country. A reduction in sales by some or all of these distributors or a termination of their relationships with us could have a material adverse effect on our operations and financial performance.

         In addition, international sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, price controls, trade restrictions, changes in tariffs or difficulties in staffing and managing international operations. Additionally, the Company may be adversely affected by fluctuations in currency exchange rates and duty rates, which could effect demand for our products.

WE RELY ON A LIMITED NUMBER OF KEY EMPLOYEES

         Our success depends to a significant degree upon the continued contributions of our management, marketing, engineering and technical personnel, many of whom would be difficult to replace. In addition, as we continue to develop the Network Exchange product line, we will need to attract and retain additional qualified personnel. There is intense competition for qualified personnel in our industry, and there can be no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Loss of the services of any of our key employees would be detrimental to our development. We do not have employment contracts with our key employees and we do not have "key man" life insurance on any of our officers or directors.

WE ARE DEPENDENT ON PATENTS AND PROPRIETARY RIGHTS TO PROTECT OUR POSITION IN THE INDUSTRY

         Our success and ability to compete is dependent in part upon our proprietary technology. We rely on a combination of patents, trade secret, copyright and trademark law, non-disclosure agreements and technical measures to establish and protect our proprietary rights. We have numerous United States and foreign patents and patent applications pending, all generally covering our core voice technologies. We believe these patents have been and will continue to be important in enabling us to effectively compete in our industry. However, there can be no assurance that our patents will not be challenged or circumvented by competitors or will provide us with any competitive advantages or that other companies will not be able to market functionally similar products, systems or processes without violating our patent rights or that any additional patents will issue. We also rely on trade secrets that we seek to protect, in part, through confidentiality agreements with employees and other parties. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach or that our trade secrets will not otherwise become known to or independently developed by competitors.

         Failure to obtain patent protection in certain foreign countries may materially adversely affect our ability to compete effectively in these countries. In addition, patent applications filed in foreign countries and patents granted in such countries are subject to laws, rules and procedures which differ from those in the United States. Patent protection in such countries may be different from patent protection provided by United States laws and may not be as favorable to us.

         We intend to enforce our patents and protect our trade secrets, so we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. This type of litigation could result in substantial cost to us and diversion of effort by our management and technical personnel. The need to commence any such litigation at a time when we do not have available capital could preclude us from fully protecting our intellectual property rights. Further, any adverse outcome in such litigation could have a material adverse effect on us. If any of our products are found to infringe upon the patents or proprietary rights of another party, we may be required to obtain licenses under such patents or proprietary rights of such other party. No assurance can be given that any such licenses would be made available on terms acceptable to us, if at all. If required licenses were to be unavailable, we could be prohibited from using, marketing or selling certain technology and devices and such prohibition could have a material adverse effect on us.

WE COULD BE  AFFECTED  BY  GOVERNMENTAL  RESTRAINTS  OR CHANGES IN  GOVERNMENTAL
POLICY

         A portion of our revenues results from sales to the United States government, primarily through systems integrators. The revenues generated by this government business, which is spread across a numerous agencies and departments, could be adversely affected by governmental budgetary or fiscal restraints or changes in governmental policy.

OUR CERTIFICATE OF INCORPORATION AND BY-LAWS CONTAIN PROVISIONS WHICH COULD DELAY OR PREVENT A CHANGE IN CONTROL

         Certain provisions of our Certificate of Incorporation and By-laws may have the effect of discouraging, delaying or preventing a take-over attempt that could be in the best interests of our stockholders. These provisions, among others: (1) separate our Board of Directors into three classes; (2) limit the ability of our stockholders to call special stockholder meetings; (3) require advance notice of nominations for Directors and stockholder proposals to be considered at stockholder meetings; and (4) require a vote greater than 2/3 to remove Directors from office or amend many of the provisions of our Certificate of Incorporation and By-laws. Our Board of Directors also has the right, without further action of the stockholders, to issue and fix the terms of preferred stock, which could have rights senior to the common stock. We are also subject to the "business combination" provisions of the Delaware General Corporate Law, which imposes procedures impeding business combinations with "interested stockholders" that are not approved of by our Board of Directors.

WE MUST MAINTAIN COMPLIANCE WITH CERTAIN FINANCIAL COVENANTS IMPOSED BY OUR LENDERS

         During 1998, our line of credit agreement required us to maintain a tangible net worth of at least $13.5 million. We were in violation of this requirement at December 31, 1998 and at certain other periods during the year. We have renegotiated this requirement to $9.0 million, and we believe that this will be adequate for us to operate in the future. However, there can be no assurance that we will not violate the new covenant or that the outstanding line of credit balance will not be called if we were to violate the new covenant.

IF WE MAKE ACQUISITIONS TO ADVANCE OUR BUSINESS, WE MUST SUCCESSFULLY INTEGRATE THE NEW BUSINESS

         We may consider business acquisitions to acquire complementary technologies and businesses. Business Acquisitions involve special risks, including unanticipated liabilities and contingencies and difficulties related to the integration of the acquired businesses. Any such unanticipated liability or significant delay in, or increase in the cost of, integrating an acquired business could have a material adverse effect on our business, financial condition and results of operations. Although we are evaluating various acquisition opportunities, we do not have any agreement or understanding regarding any business acquisition. There can be no assurance that, even if we did want to make a business acquisition, that we would be successful in doing so. Acquisitions can involve significant transaction costs and management time, and there could be adverse effects if we devote substantial resources to an acquisition that is not consummated.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling securityholders. If the Warrants are exercised, we will receive up to $____, reflecting the total exercise price.

                             SELLING SECURITYHOLDERS

         This Prospectus relates to the resale of 1,732,935 shares of common stock. The following table sets forth information with respect to this resale. The following table sets forth, to our knowledge, (i) the number of shares of common stock beneficially owned by each selling securityholder, (ii) the number of shares of common stock to be offered and sold by such selling securityholder and (iii) the number of shares of common stock and percentage of outstanding shares of common stock to be beneficially owned by such selling securityholder after such offering and sale, assuming that all the shares offered by such selling securityholder are in fact sold. Unless otherwise indicated, to our knowledge, each person has sole investment and voting power, if applicable (or shares such powers with his or her spouse), with respect to the securities set forth in the following table. As of June 17, 1999 we had 11,493,009 shares of common stock issued and outstanding.



                                                                                            Beneficial Ownership
                                                                                           After the Offering (1)
                                                                                       --------------------------------
                                               Number of Shares          Number of
                                              Beneficially Owned         Shares to        Number of
 NAME AND ADDRESS                            Prior to the Offering       be Sold          Shares      Percentage
 ----------------                            ---------------------       -------          ------      ----------
Charles Ziegler                                    45,455                 45,455              ---           ---
   c/o LIT
   220 Bush, Suite 580
   San Francisco, CA 94104

 Donald Abramson                                   67,275                 67,275              ---           ---
    220 Bush Street, #545
    San Francisco, CA 94104

 The Advent Fund LLC                              127,275                127,275              ---           ---
    440 South LaSalle, Suite 2500
    Chicago, IL 60605

 Downco Holdings, Ltd.                             72,725                 72,725              ---           ---
   c/o Robert Goodman
   1013 Cove Road
    Mamaroneck, NY 10543

 Paul Johnson                                      18,185                 18,185              ---           ---
    1112 Park Avenue
    New York, NY 10128

 Clifford T. Dirkes                                36,365                 36,365              ---           ---
    707 Golfview Road
    Morrestown, NJ 08057

 SoundShore Opportunity Holding  Fund Ltd.         36,365                 36,365               ---          ---
    c/o AIG
    1281 East Main Street
    Stamford, CT 06902


                                                                                            Beneficial Ownership
                                                                                           After the Offering (1)
                                                                                       --------------------------------
                                               Number of Shares          Number of
                                              Beneficially Owned         Shares to        Number of
 NAME AND ADDRESS                            Prior to the Offering       be Sold          Shares      Percentage
 ----------------                            ---------------------       -------          ------      ----------

 SoundShore Holdings Ltd.                          90,910                 90,910               ---          ---
    c/o AIG
    1281 East Main Street
    Stamford, CT 06902

 Triton Capital Investments                        90,910                 90,910               ---          ----
    One Sansome, 39th Floor
    San Francisco, CA 94104

 Hull Overseas, Ltd.                               90,910                 90,910               ---          ---
    152 West 57th Street
    New York, NY 10019

 Richard A. Levy and Susan C. Levy, JTWROS        109,095                109,095               ---          ---
    1258 Linder Avenue
    Highland Park, IL 60035

St. Claire International, Ltd.                     36,365                 36,365               ---          ---
   c/o Hedge Funds Services
      (BVI)  Ltd.
   Box 23
   Ellen L. Shelton Building
   Road Town, Tortola
   British Virgin Islands

Special Situations Fund III, L.P.               1,454,200(2)             109,090       1,294,200            9.8
   153 East 53rd Street, 51st Floor
   New York, NY 10022

Special Situations Cayman Fund, L.P.            1,454,200(2)              36,365       1,294,200            9.8
   153 East 53rd Street, 51st Floor
   New York, NY 10022

Special Situations Technology                   1,454,200(2)              14,545       1,294,200            9.8
      Fund, L.P.
   153 East 53rd Street, 51st Floor
   New York, NY 10022

                                                  363,340                363,340             ---            ---
RKB Capital, L.P.
   [address]

                                                  109,095                109,095             ---            ---
Omicron Partners L.P.
   [address]

                                                  363,340                363,640             ---            ---
Abernathy Group
   [address]


                                                                                            Beneficial Ownership
                                                                                           After the Offering (1)
                                                                                       --------------------------------
                                               Number of Shares          Number of
                                              Beneficially Owned         Shares to        Number of
 NAME AND ADDRESS                            Prior to the Offering       be Sold          Shares      Percentage
 ----------------                            ---------------------       -------          ------      ----------

                                                   92,500                 92,500               ---          ---
Renwick Securities, Inc.
   [address]

                                                   50,000                 50,000               ---          ---
Coast Business Credit
   [address]

Kaufman Bros., L.P.                               100,000                100,000               ---          ---
   800 Third Avenue, 25th Floor
   New York, NY 10022

-----------------------

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes consideration of voting or investment power with respect to the securities at issue. Information with respect to beneficial ownership is based upon information as of June 15, 1999, and assumes that there is outstanding an aggregate of 11,493,009 shares of common stock, not including treasury shares. Except as otherwise indicated in the footnotes below, and subject to community property laws where applicable, we believe, based upon information furnished by selling securityholders, that the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Based on a Schedule 13G dated February 12, 1999. Special Situation Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Funds, L.P. are affiliated. Includes a total of 1,294,200 shares of common stock and 160,000 shares of common stock issuable upon conversion of the Preferred Stock.



                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 15,000,000 shares of common stock, $.05 par value per share, of which 11,493,009 shares are outstanding, fully paid and non-assessable prior to this offering, and 1,000,000 shares of Preferred Stock, par value $.05 per share, of which 11,493,009 are outstanding prior to this offering. An additional 2,925,000 shares of common stock are reserved under the Company's stock option plans, and there are currently 1,457,888 options outstanding. In addition, since December 31, 1998, the Company has issued warrants to acquire an aggregate of 75,000 shares of common stock and it expects to issue options to the new Directors. We intend to increase our authorize capital stock to 40 million shares of common stock and 5 million shares of preferred stock. This proposal is being acted upon at our July 1999 annual meeting of stockholders.

PREFERRED STOCK

         The Board of Directors is authorized, without further action by the stockholders, to issue one million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences and the number of shares constituting and the designation of any such series.

         The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of common stock or such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record in the election of directors and with respect to all other matters to be voted on by stockholders. Holders of shares of common stock do not have cumulative voting rights. Therefore, the holders of more than 50 percent of such shares voting for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of Netrix, the holders of common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All of the shares of common stock currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

WARRANTS

         There are currently outstanding _______ warrants to purchase common stock. Each warrant entitles the registered holder to purchase one share of our common stock, $.05 par value, at exercise prices ranging from $___ to $___ per share, exercisable at various times until __________.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, whose address is 40 Wall Street, New York, New York, 10005, telephone number (212) 936-5100.


                              PLAN OF DISTRIBUTION

         The common stock may be offered and sold from time to time by one or more of the selling securityholders, or by pledgees, donees, transferees or other successors in interest. No selling securityholder is required to offer or sell any of his common stock. The selling securityholders anticipate that, if and when offered and sold, the common stock will be offered and sold in transactions (which may include block transactions) effected on the Nasdaq Stock Market at then prevailing market prices. The selling securityholders reserve the right, however, to offer and sell the common stock on any other national securities exchange on which the common stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. All offers and sales made on the Nasdaq Stock Market or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the common stock. All proceeds from the sale of the common stock will be paid directly to the selling securityholders and will not be deposited in an escrow, trust or other similar arrangement. We will not receive any of the proceeds from the sales of the common stock by the selling securityholders. However, we will receive proceeds from the exercise of the warrants by the selling securityholders. No discounts, commissions or other compensation will be allowed or paid by the selling securityholders or by us in connection with the offer and sale of the common stock except that usual and customary brokers' commissions may be paid by the selling securityholders.

         The selling broker may act as agent or may acquire shares of common stock or interests therein as principal or pledgee and may, from time to time, effect distributions of shares of common stock or interests. If a dealer is utilized in the sale of common stock in respect of which the prospectus is delivered, the selling securityholders will sell common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by such dealer at the time of resale.

         We have agreed to indemnify the selling securityholders and the selling securityholders have agreed to indemnify us, our officers, directors, employees, agents and controlling persons from certain damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in or material omission or alleged omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, to the extent such untrue statement or omission was made in the Registration Statement or other document in reliance upon information furnished by the indemnifying party.

         The legal, accounting and other fees and expenses related to the offer and sale of the common stock contemplated hereby are estimated to be $40,000 and will be paid by us. We will pay all expenses incurred in connection with this offering, excluding commissions charged by any broker or dealer acting on behalf of a selling securityholder.


                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for Netrix by Kelley Drye & Warren LLP.



                                     EXPERTS

         The Audited Consolidated Financial Statements and Schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


NO DEALER,  SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY  INFORMATION OR TO MAKE ANY  REPRESENTATION  NOT
CONTAINED IN THIS  PROSPECTUS,  AND, IF GIVEN OR MADE,  SUCH
INFORMATION  OR  REPRESENTATION  MUST NOT BE RELIED  UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY.  THIS PROSPECTUS DOES
NOT  CONSTITUTE  AN  OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY ANY OF THE  SECURITIES  OFFERED  HEREBY  IN ANY                            NETRIX CORPORATION
JURISDICTION  TO ANY PERSON TO WHOM IT IS  UNLAWFUL  TO MAKE
SUCH OFFER IN SUCH  JURISDICTION.  NEITHER  THE  DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE 1,732,935 HEREUNDER SHALL,
UNDER ANY  CIRCUMSTANCES,  CREATE ANY SHARES OF  IMPLICATION                                 1,732,935
THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS COMMON STOCK OF                                 SHARES OF
THE COMPANY  SINCE THE DATE  HEREOF OR THAT THE  INFORMATION                                COMMON STOCK
CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS
DATE.




                     ----------------
                                                                                         _________________

                                                                                             PROSPECTUS
                                                                                         _________________

                     TABLE OF CONTENTS
                                               PAGE

Where to Find Additional Information............2
Special Note Regarding Forward Looking
     Statements.................................3
Netrix Corporation..............................4
Risk Factors....................................4
Use of Proceeds.................................8
Selling Securityholders.........................9
Description of the Securities...................11
Plan of Distribution............................12
Legal Matters...................................13
Experts.........................................13



                                                                                            _________, 1999

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.





                     TYPE OR NATURE OF EXPENSE                               AMOUNT TO BE PAID

SEC registration fee............................................                $1,247.74
Accounting fees and expenses*...................................
Legal fees and expenses*........................................
Miscellaneous*..................................................
Total*..........................................................                $

                                                                                =

---------------
*To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, by reason of such fact as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect thereof unless he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of such fact as provided in the preceding two sentences against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Company has acquired officers' and directors' liability insurance of $2 million for members of its Board of Directors and executive officers.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Article Eighth of the Company's Certificate of Incorporation provides for indemnification of all persons whom, and to the fullest extent permitted by, the Company may indemnify as permitted by Delaware General Corporation Law.


ITEM 16.  EXHIBITS

         The exhibits listed below have been filed as part of this Registration Statement.

     4.1* Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's registration of Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
     4.2* Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the 1992 S-1).
     4.3* Specimen  Certificate of Common Stock of the registrant  (incorporated herein by reference to Exhibit 4.2 to the 1992 S-1).
     4.4**Certificate  of  Designations  for the Form of Series A 8% Convertible
          Preferred Stock
     4.5**Supplemental  Certificate of Designations  for the Form of Series A 8%
          Convertible Preferred Stock
     4.6** Form of Warrant issued to Renwick Securities, Inc.*
     4.7** Form of Warrant issued to Coast Business Credit*
     4.8** Form of Warrant issued to Kaufman Bros., L.P.*
     5.1** Opinion on Legality.
     23.1 Consent of Arthur Andersen LLP
     23.2 Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).
     24   Power of Attorney (included within signature page).

     ---------------

      *Incorporated by reference
     **To be filed by Amendment


ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

                    (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933.

                    (ii) To  include  in the  Prospectus  any  facts  or  events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:.

          B. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

          D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Herndon, State of Virginia, on June 18, 1999.

                                                 NETRIX CORPORATION

                                                 By: /S/ STEVEN T. FRANCESCO
                                                 Steven T. Francesco
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Lynn C. Chapman and Steven T. Francesco, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and
(iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                            TITLE                            DATE

                                            Chief Executive Officer and Chairman of the Board
/s/ Steven T. Francesco                            of Directors (Principal Executive
-------------------------------------------                    Officer)                          June 18, 1999
Steven T. Francesco


/s/ Lynn C. Chapman                                 President, Chief Operating Officer
-------------------------------------------                  and Director                        June 18, 1999
Lynn C. Chapman


/s/ Norman F. Welsch                              Vice President-Finance and Administration
-------------------------------------------   and Chief Financial Officer (Principal Financial   June 18, 1999
Norman F. Welsch                                          and Accounting Officer)


/s/ William T. Rooker                                            Director                        June 18, 1999
-------------------------------------------
William T. Rooker


/s/ John M. Faccibene                                            Director                        June 18, 1999
-------------------------------------------
John M. Faccibene


                                       19


/s/ Richard Yalen                                                Director                       June 18, 1999
-------------------------------------------
Richard Yalen


/s/ Douglas J. Mello                                             Director                       June 18, 1999
-------------------------------------------
Douglas J. Mello

ITEM 27. EXHIBITS

          (a) The exhibits listed below have been filed as part of this Registration Statement.

EXHIBIT NO.        DESCRIPTION

     The exhibits listed below have been filed as part of this Registration Statement.

     4.1* Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's registration of Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
     4.2* Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the 1992 S-1).
     4.3* Specimen  Certificate of Common Stock of the registrant  (incorporated herein by reference to Exhibit 4.2 to the 1992 S-1).
     4.4**Certificate  of  Designations  for the Form of Series A 8% Convertible
          Preferred Stock
     4.5**Supplemental  Certificate of Designations  for the Form of Series A 8%
          Convertible Preferred Stock
     4.6** Form of Warrant issued to Renwick Securities, Inc.*
     4.7** Form of Warrant issued to Coast Business Credit*
     4.8** Form of Warrant issued to Kaufman Bros., L.P.*
     5.1** Opinion on Legality.
     23.1 Consent of Arthur Andersen LLP
     23.2 Consent of Kelley Drye & Warren LLP (contained in Exhibit 5).
     24   Power of Attorney (included within signature page).
 ---------------
          *Incorporated by reference
         **To be filed by Amendment

                                       20